Almost Family Reports Second Quarter 2016 Results

August 3, 2016

Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000

FOR IMMEDIATE RELEASE	August 3, 2016

Almost Family Reports Second Quarter 2016 Results

Louisville, KY, August 3, 2016 –  Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the quarter ended July 1, 2016.

Second Quarter Highlights (1):

•	Record net service revenues of approximately $156.0 million with record revenues in all three segments
•	GAAP EPS of $0.46 per diluted share, down $0.06 from a year ago, Adjusted EPS of $0.61, up $0.07 from a year ago
•	GAAP net income of $4.8 million, down $0.2 million from a year ago, Adjusted net income of $6.3 million, up $1.2 million from a year ago
•	Record Adjusted EBITDA of $13.8 million, up 34% from a year ago
•

Healthcare Innovations (HCI) segment contributed $0.03 in earnings per share, while performing nearly 20,000 in-home assessments and having nearly 122,000 ACO beneficiaries and 15 Accountable Care Organizations under contract

•	Year to date operating cash flow of $10.4 million
•	On June 18, 2016, we completed the previously announced acquisition of certain home health agencies in Wisconsin, Connecticut and Kentucky

(1)See Non-GAAP Financial Measures starting on page 12

Management Comments

William Yarmuth, Chairman and Chief Executive Officer, commented:  “We are pleased with our quarterly results as we produced record revenues and solid performance while continuing with the integration of recent significant acquisition activity.  This is the first quarter in which our HCI segment has generated positive earnings without an ACO shared savings payment.  In only two years since its inception, the HCI segment has established a meaningful business presence with an expectation of on-going profitability.  Over the balance of 2016 we will continue to integrate our

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

recent acquisitions, focus on the operation and growth of our existing operations and seek additional acquisition opportunities.”

Steve Guenthner, President added:  “We remain optimistic about the future and comparatively favorable capital market and regulatory conditions.  The recently released 2017 preliminary rule on Medicare home health reimbursement marks the last of four years of rebasing of home health rates.  We feel CMS’ recently announced pre-claim review process, which may initially be somewhat burdensome, if properly implemented should serve to reduce real and perceived payment error rates and help build a relationship of trust between the Program and providers that is critical to home health achieving its real potential in the health care delivery system.  We support CMS’ program integrity efforts and will continue to work with them to find the best approaches to implementation.”

Yarmuth concluded:    “The knowledge we are gaining from our HCI investments and their overall role in various models to control costs through well managed care only reinforces our overarching thesis that home health care is essential to the future of and will play an ever growing part in our health care delivery system.  We will build on this, and our accomplishments to date, as we seek to maintain our growth trajectory.  I want to thank our 14,000+ employees for their continued commitment to our important mission-based work and express my confidence in our ability to continue to be a leader in the industry.”

Second Quarter Financial Results

VN segment net revenues increased $12.9 million to a record $110.7 million from $97.7 million in the prior year and total Medicare admissions grew by 5% to 23,920 from 22,782 primarily due to home health agencies acquired in late 2015 and early 2016.  VN segment contribution increased $2.8 million, or 22.7%, to $15.3 million, from $12.5 million in the prior year period.  Contribution margin as a percentage of revenue increased to 13.8% from 12.8%.  On a same-store basis, Medicare admissions outside of Florida grew by 3.1%.    The Company is continuing its efforts to improve the performance of its Florida business, however, with its growth and acquisition activity outside of the state, the impact of Florida performance on the Company’s operating results is lessening.  Florida operations currently account for approximately one-fourth of VN segment revenues as compared to one-third a year ago and one-half three years ago.

PC segment net revenues increased $10.2 million or 34.6% to a record $39.7 million in 2016 from $29.5 million in 2015 primarily due to acquisitions.  PC segment contribution decreased $0.6 million as compared to the same period of last year, primarily due to rate reductions in certain skilled elements of the Ohio Medicaid program as well as higher provision for bad debts in two Medicaid managed care states.

HCI segment net revenues increased $5.5 million to a record $5.6 million, in 2016 from $0.1 million in 2015.   The HCI segment earned $0.03 EPS in its first quarter of profitability without an ACO-related shared savings payment.  The HCI segment is expected to be profitable for the balance of 2016.

Corporate expenses as a percentage of revenue declined to 4.5%, from 5.4% in the prior year period.  Deal, transition and other costs grew to $2.6 million for 2016, primarily as a result of costs related to

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

2016 and 2015 acquisitions.  Borrowings related to acquisitions increased interest expense to $1.6 million, from $0.5 million in the prior year period.

Net cash from operating activities of $4.9 million was generated in the second quarter of 2016.  Home Health accounts receivable days sales outstanding were 56 at the end of the second quarter of 2016 as compared to 59 at the end of the second quarter of 2015.

The effective tax rate for the second quarter of 2016 and 2015 was 40.5% and 40.3%, respectively.

Year to Date Financial Results

VN segment net revenues increased $23.0 million to a record $220.3 million from $197.3 million in the prior year period and total Medicare admissions grew by 1.3% to 47,105 from 46,504 primarily due to home health agencies acquired in late 2015 and 2016.  VN segment contribution increased $5.4 million, or 21.7%, to $30.3 million, from $24.9 million in the first half of last year.  Contribution margin as a percentage of revenue increased to 13.7% from 12.6%.  On a same-store basis, Medicare admissions outside of Florida grew organically by 2.8%.    Within Florida, same store Medicare admissions in Florida in the first half of 2016 were 7.6% below the first half of 2015 which represented a high-water mark for Florida Medicare admissions.

PC segment net revenues increased $21.1 million or 36.3% to a record $79.4 million in 2016 from $58.2 million in 2015 primarily due to acquisitions.  PC segment contribution increased 3.4% or $0.2 million as compared to the first half of last year.

HCI segment net revenues increased $9.8 million to a record $10.0 million in 2016 from $0.2 million in 2015.  The HCI segment contribution improved $1.0 million over the first half of 2015.

Corporate expenses as a percentage of revenue declined to 4.7%, from 5.4% in the prior year period.  Deal, transition and other costs grew to $5.2 million for 2016, primarily as a result of costs related to 2016 and 2015 acquisitions.  Borrowings related to acquisitions increased interest expense to $2.9 million, from $0.9 million in the first half of 2015.

Net cash from operating activities of $10.4 million was generated in the first half of 2016, more than double the $5.1 million generated in the first half of 2015.

The effective tax rate for the second quarter of 2016 and 2015 was 40.5% and 40.4%, respectively.

The Company noted that it will continue to pursue quality acquisitions of in-home health care service providers consistent with its stated strategy and the types of services its segments currently provide.

Medicare Program Developments

On June 27, 2016, the Centers for Medicare and Medicaid Services (CMS) issued its proposed rule for 2017.  CMS is proposing a 1.0% rate cut consisting of a 2.8% market basket update minus a 0.5% productivity adjustment, a 2.3% rebasing cut, and a 0.97% case mix adjustment.  The proposed rule, which also proposes certain refinements to the Home Health Value-based Purchasing Model is currently open for comment.  The final rule is expected to be released in late October 2016.

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

On June 8, 2016, CMS announced the “Pre-Claim Review Demonstration of Home Health Services” which seeks to demonstrate that a review of selected documentation prior to payment of claims can decrease “improper payments because of insufficient documentation”.  According to the CMS announcement, the pre-claim review demonstration will help educate HHAs on what documentation is required and encourage them to submit the correct documentation, while still allowing the HHA to begin providing services and receive initial payments prior to the pre-claim review decision.  The pre-claim review demonstration will begin in Illinois no earlier than August 1, 2016 and the remaining states of Florida, Texas, Michigan and Massachusetts will phase in over 2016 and 2017.  The Company is currently unable to predict what impact, if any, this demonstration program may have on its results of operations or financial position.

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(UNAUDITED)

	Three month period ended		Six months ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Net service revenues	$ 155,996	$ 127,366	$ 309,694	$ 255,765
Cost of service revenues (excluding depreciation & amortization)	83,692	66,343	165,924	134,659
Gross margin	72,304	61,023	143,770	121,106
General and administrative expenses:
Salaries and benefits	41,502	35,832	83,182	72,225
Other	18,715	16,356	38,156	32,175
Deal and transition costs	2,589	203	5,198	609
Total general and administrative expenses	62,806	52,391	126,536	105,009
Operating income	9,498	8,632	17,234	16,097
Interest expense, net	(1,604)	(457)	(2,936)	(905)
Income before income taxes	7,894	8,175	14,298	15,192
Income tax expense	(3,250)	(3,393)	(5,927)	(6,381)
Net income	4,644	4,782	8,371	8,811
Net loss - noncontrolling interests	133	228	323	592
Net income attributable to Almost Family, Inc.	$ 4,777	$ 5,010	$ 8,694	$ 9,403

Per share amounts-basic:
Average shares outstanding	10,158	9,393	10,125	9,377

Net income attributable to Almost Family, Inc.	$ 0.47	$ 0.53	$ 0.86	$ 1.00

Per share amounts-diluted:
Average shares outstanding	10,322	9,569	10,311	9,554

Net income attributable to Almost Family, Inc.	$ 0.46	$ 0.52	$ 0.84	$ 0.98

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 1, 2016
	(UNAUDITED)	January 1, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,914	$7,522
Accounts receivable - net	95,623	92,909
Prepaid expenses and other current assets	9,853	9,033
TOTAL CURRENT ASSETS	111,390	109,464
PROPERTY AND EQUIPMENT - NET	8,626	10,000
GOODWILL	321,539	277,061
OTHER INTANGIBLE ASSETS	69,811	64,629
OTHER ASSETS	4,086	3,615
TOTAL ASSETS	$515,452	$464,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,937	$12,297
Accrued other liabilities	39,280	42,524
TOTAL CURRENT LIABILITIES	53,217	54,821

LONG-TERM LIABILITIES:
Revolving credit facility	135,175	113,790
Deferred tax liabilities	17,094	13,094
Seller notes	12,500	6,556
Other liabilities	3,330	2,608
TOTAL LONG-TERM LIABILITIES	168,099	136,048
TOTAL LIABILITIES	221,316	190,869

NONCONTROLLING INTEREST - REDEEMABLE -
HEALTHCARE INNOVATIONS	3,639	3,639

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.05; authorized 2,000 shares; none issued or outstanding	—	—
Common stock, par value $0.10; authorized 25,000; 10,490 and 10,125 issued and outstanding	1,049	1,013
Treasury stock, at cost, 116 and 103 shares	(3,214)	(2,731)
Additional paid-in capital	139,565	127,253
Noncontrolling interest - nonredeemable	(718)	(730)
Retained earnings	153,815	145,456
TOTAL STOCKHOLDERS’ EQUITY	290,497	270,261
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$515,452	$464,769

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Six months ended
	July 1, 2016	July 3, 2015
Cash flows of operating activities:
Net income	$ 8,371	$ 8,811
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,984	1,780
Provision for uncollectible accounts	7,859	4,821
Stock-based compensation	1,402	1,005
Deferred income taxes	4,236	1,639
	23,852	18,056
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(10,081)	(12,522)
Prepaid expenses and other current assets	(511)	3,538
Other assets	(492)	46
Accounts payable and accrued expenses	(2,363)	(4,062)
Net cash provided by operating activities	10,405	5,056

Cash flows of investing activities:
Capital expenditures	(2,275)	(1,147)
Cost basis investment	-	(1,000)
Acquisitions, net of cash acquired	(30,754)	(3,000)
Net cash used in investing activities	(33,029)	(5,147)

Cash flows of financing activities:
Credit facility borrowings	145,538	87,747
Credit facility repayments	(124,153)	(86,743)
Debt issuance fees	(102)	(1,161)
Proceeds from stock option exercises	16	68
Purchase of common stock in connection with share awards	(484)	(338)
Tax impact of share awards	256	210
Payment of special dividend in connection with share awards	-	(50)
Principal payments on notes payable and capital leases	(55)	(30)
Net cash provided by (used in) financing activities	21,016	(297)

Net change in cash and cash equivalents	(1,608)	(388)
Cash and cash equivalents at beginning of period	7,522	6,886
Cash and cash equivalents at end of period	$ 5,914	$ 6,498

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(UNAUDITED)

(In thousands)

	Three months ended
	July 1, 2016		July 3, 2015		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$110,658	73.6%	$97,748	76.8%	$12,910	13.2%
Personal Care	39,694	26.4%	29,488	23.2%	10,206	34.6%
	150,352	100.0%	127,236	100.0%	23,116	18.2%
Operating income before corporate expenses:
Visiting Nurse	15,310	13.8%	12,482	12.8%	2,828	22.7%
Personal Care	3,008	7.6%	3,604	12.2%	(596)	-16.5%
	18,318	12.2%	16,086	12.6%	2,232	13.9%
Healthcare Innovations Operations
Revenue	5,644	100.0%	130	100.0%	5,514	4241.5%
Operating income (loss)	720	12.8%	(402)	-309.2%	1,122	279.1%

Corporate expenses	6,951	4.5%	6,849	5.4%	102	1.5%
Deal, transition and other costs	2,589	1.7%	203	0.2%	2,386	1175.4%
Operating income	9,498	6.1%	8,632	6.8%	866	10.0%
Interest expense, net	(1,604)	-1.0%	(457)	-0.4%	(1,147)	251.0%
Income tax expense	(3,250)	-2.1%	(3,393)	-2.7%	143	-4.2%
Net income	$4,644	3.0%	$4,782	3.8%	$(138)	-2.9%

Adjusted EBITDA (1)	$13,768	8.8%	$10,345	8.1%	$3,423	33.1%
Adjusted net income (1)	$6,317	4.0%	$5,131	4.0%	$1,187	23.1%

(1)	See Non-GAAP Financial Measures starting on page 12.

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

	Six months ended
	July 1, 2016		July 3, 2015		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$220,271	73.5%	$197,283	77.2%	$22,988	11.7%
Personal Care	79,387	26.5%	58,249	22.8%	21,138	36.3%
	299,658	100.0%	255,532	100.0%	44,126	17.3%
Operating income before corporate expenses:
Visiting Nurse	30,287	13.7%	24,883	12.6%	5,404	21.7%
Personal Care	6,732	8.5%	6,513	11.2%	219	3.4%
	37,019	12.4%	31,396	12.3%	5,623	17.9%
Healthcare Innovations Operations
Revenue	10,036	100.0%	233	100.0%	9,803	4207.3%
Operating income (loss)	47	0.5%	(919)	-394.4%	966	NM

Corporate expenses	14,634	4.7%	13,771	5.4%	863	6.3%
Deal, transition and other costs	5,198	1.7%	609	0.2%	4,589	753.5%
Operating income	17,234	5.6%	16,097	6.3%	1,137	7.1%
Interest expense, net	(2,936)	-0.9%	(905)	-0.4%	(2,031)	224.4%
Income tax expense	(5,927)	-1.9%	(6,381)	-2.5%	454	-7.1%
Net income	$8,371	2.7%	$8,811	3.4%	$(440)	-5.0%

Adjusted EBITDA (1)	$26,006	8.4%	$19,931	7.8%	$6,075	30.5%
Adjusted net income (1)	$11,787	3.8%	$9,765	3.8%	$2,021	20.7%

(2)	See Non-GAAP Financial Measures starting on page 12.

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

VISITING NURSE SEGMENT OPERATING METRICS

	Three months ended
	July 1, 2016		July 3, 2015		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	163		162		1	0.6%

All payors:
Patient months	90,737		81,067		9,670	11.9%
Admissions	27,410		24,920		2,490	10.0%
Billable visits	735,138		638,479		96,659	15.1%

Medicare:
Admissions	23,920	87%	22,782	91%	1,138	5.0%
Revenue (in thousands)	$103,514	94%	$93,673	96%	$9,841	10.5%
Revenue per admission	$4,328		$4,112		$216	5.2%
Billable visits	647,490	88%	580,709	91%	66,781	11.5%
Recertifications	12,579		11,580		999	8.6%
Payor mix % of Admissions
Traditional Medicare Episodic	83.2%		82.9%		0.3%
Replacement Plans Paid Episodically	4.8%		3.9%		0.9%
Replacement Plans Paid Per Visit	12.0%		13.2%		-1.2%

Non-Medicare:
Admissions	3,490	13%	2,138	9%	1,352	63.2%
Revenue (in thousands)	$7,144	6%	$4,075	4%	$3,069	75.3%
Revenue per admission	$2,047		$1,906		$141	7.4%
Billable visits	87,648	12%	57,770	9%	29,878	51.7%
Recertifications	1,153		480		673	140.2%
Payor mix % of Admissions
Medicaid & other governmental	25.8%		36.8%		-11.0%
Private payors	74.2%		63.2%		11.0%

PERSONAL CARE SEGMENT OPERATING METRICS

	Three months ended
	July 1, 2016	July 3, 2015	Change
	Amount	Amount	Amount	%
Average number of locations	71	62	9	14.5%

Admissions	2,591	1,651	940	56.9%
Patient months of care	39,758	23,722	16,036	67.6%
Billable hours	1,833,784	1,317,978	515,806	39.1%
Revenue per billable hour	$21.65	$22.37	$(0.73)	-3.3%

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

VISITING NURSE SEGMENT OPERATING METRICS

	Six months ended
	July 1, 2016		July 3, 2015		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	163		162		1	0.6%

All payors:
Patient months	182,695		162,049		20,646	12.7%
Admissions	55,911		51,199		4,712	9.2%
Billable visits	1,467,380		1,281,071		186,309	14.5%

Medicare:
Admissions	47,105	84%	46,504	91%	601	1.3%
Revenue (in thousands)	$206,672	94%	$188,794	96%	$17,878	9.5%
Revenue per admission	$4,387		$4,060		$328	8.1%
Billable visits	1,295,836	88%	1,165,147	91%	130,689	11.2%
Recertifications	25,170		23,507		1,663	7.1%
Payor mix % of Admissions
Traditional Medicare Episodic	81.8%		83.5%		-1.7%
Replacement Plans Paid Episodically	4.9%		4.0%		0.9%
Replacement Plans Paid Per Visit	13.3%		12.5%		0.8%

Non-Medicare:
Admissions	8,806	16%	4,695	9%	4,111	87.6%
Revenue (in thousands)	$13,599	6%	$8,489	4%	$5,110	60.2%
Revenue per admission	$1,544		$1,808		$(264)	-14.6%
Billable visits	171,544	12%	115,924	9%	55,620	48.0%
Recertifications	2,284		907		1,377	151.8%
Payor mix % of Admissions
Medicaid & other governmental	45.9%		33.5%		12.4%
Private payors	54.1%		66.5%		-12.4%

PERSONAL CARE OPERATING METRICS

	Six months ended
	July 1, 2016		July 3, 2015		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	71		62		9	14.5%

Admissions	5,037		3,078		1,959	63.6%
Patient months of care	78,818		46,488		32,330	69.5%
Billable hours	3,655,323		2,604,862		1,050,461	40.3%
Revenue per billable hour	$21.72		$22.36		$(0.64)	-2.9%

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Three months ended
	July 1, 2016	July 3, 2015	Change
	Amount	Amount	Amount	%
In-home Assessments	19,820	-	19,820	NM

Medicare ACO enrollees under management	121,881	83,133	38,748	46.6%
ACOs under contract	15	11	4	36.4%
Assets	$62,050	$9,428	$52,622	558.1%
Liabilities	$28,395	$226	$28,169	12464.2%
Non-controlling interest - redeemable	$3,639	$3,639	$-	0.0%
Non-controlling interest - nonredeemable	$(184)	$(155)	$(29)	18.7%

	Six months ended
	July 1, 2016	July 3, 2015	Change
	Amount	Amount	Amount	%
In-home Assessments	36,766	-	36,766	NM

Medicare enrollees under management	121,881	83,133	38,748	46.6%
ACOs under contract	15	11	4	36.4%

Non-GAAP Financial Measures

The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income and adjusted earnings per share is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of adjusted net income and adjusted earnings per share provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing operations due to the nature of the items.

The following tables set forth a reconciliation of net income attributable to Almost Family, Inc. to adjusted net income:

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

 (In thousands)

	Three month period ended		Six months ended
(in thousands)	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Net income attributable to Almost Family, Inc.	$4,777	$5,010	$8,694	$9,403

Addbacks:
Deal, transition and other, net of tax	1,540	121	3,093	362
Adjusted net income	$6,317	$5,131	$11,787	$9,765

Per share amounts-diluted:
Average shares outstanding	10,322	9,569	10,311	9,554

Net income attributable to Almost Family, Inc.	$0.46	$0.52	$0.84	$0.98

Addbacks:
Deal, transition and other, net of tax	0.15	0.02	0.30	0.04
Adjusted earnings per share	$0.61	$0.54	$1.14	$1.02

Adjusted earnings per share:
Home health operations	$0.58	$0.55	$1.16	$1.06
Healthcare Innovations	0.03	(0.01)	(0.02)	(0.04)
Total	$0.61	$0.54	$1.14	$1.02

Adjusted EBITDA

Adjusted earnings before interest, income tax, depreciation and amortization, amortization of stock-based compensation, deal, transition and other (Adjusted EBTIDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from Adjusted EBITDA Operations are significant components in understanding and evaluating financial performance and liquidity.  Management routinely calculates and communicates Adjusted EBITDA Operations and believes that it is useful to investors because it provides a common analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  Adjusted EBITDA is also used in certain covenants contained in our credit agreement.

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

The following tables set forth a reconciliation of net income from continuing operations to Adjusted EBITDA from Home Health Operations:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

 (In thousands)

	Three month period ended		Six months ended
(in thousands)	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Net income	$4,777	$5,010	$8,694	$9,403
Add back:
Interest expense	1,604	457	2,936	905
Income tax expense	3,250	3,393	5,927	6,381
Depreciation and amortization	864	797	1,849	1,628
Stock-based compensation	684	485	1,402	1,005
Deal and transition costs	2,589	203	5,198	609
Adjusted EBITDA	$13,768	$10,345	$26,006	$19,931

Adjusted EBITDA:
Home health operations	$12,147	$10,818	$24,714	$21,021
Healthcare Innovations	1,621	(473)	1,292	(1,090)
Total	$13,768	$10,345	$26,006	$19,931

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Ohio, Tennessee, New York, Connecticut, Kentucky, New Jersey, Massachusetts, Pennsylvania, Georgia, Wisconsin, Indiana, Missouri, Illinois, Mississippi and Alabama (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment, a personal care segment and a healthcare innovations segment.  Almost Family operates over 240 branch locations in sixteen U.S. states.

Almost Family Reports Second Quarter 2016 Results

August 3, 2016

Forward Looking Statements

All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “project,” “anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; changes in the marketplace and regulatory environment for Health Risk Assessments and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the fiscal year ended January 1, 2016, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” With regard to the Company’s investment in development-stage enterprises in its Healthcare Innovations segment, there can be no assurance that its operational and developmental objectives will be realized or that the Company’s investments will result in future returns.  The Company undertakes no obligation to update or revise its forward-looking statements.